Oppenheimer Equity Fund, Inc. Period Ending 6-30-08 Exhibit 77 Q1

                          OPPENHEIMER EQUITY FUND, INC.
                             ARTICLES SUPPLEMENTARY

         Oppenheimer Equity Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with the authority to issue 860,000,000 (Eight Hundred Sixty Million) shares of capital stock, par value $0.10 per share and aggregate par value $86,000,000, classified as follows:

         Series and Classes                             Authorized Shares

              Class A Common Stock                        440,000,000
              Class B Common Stock                        200,000,000
              Class C Common Stock                        200,000,000
              Class N Common Stock                        10,000,000
              Class Y Common Stock                        10,000,000

         SECOND: The Board of Directors hereby reclassifies as Class A shares of the Corporation 60,000,000 authorized but unissued Class C shares of common stock of the Corporation.

         THIRD: The Board of Directors hereby reclassifies as Class N shares of the Corporation 20,000,000 authorized but unissued Class B shares of common stock of the Corporation.

         FOURTH: The Board of Directors hereby reclassifies as Class Y shares of the Corporation 30,000,000 authorized but unissued Class B shares of common stock of the Corporation.

         FIFTH: After this reclassification, the total number of shares of all classes of stock which the Corporation has authority to issue is not changed and remains 860,000,000 (Eight Hundred Sixty Million) shares of capital stock, par value $0.10 per share and aggregate par value of $86,000,000, designated as follows.

         Series and Classes                            Authorized Shares

              Class A Common Stock                      500,000,000
              Class B Common Stock                      150,000,000
              Class C Common Stock                      140,000,000
              Class N Common Stock                      30,000,000
              Class Y Common Stock                      40,000,000


         SIXTH: The forgoing does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, as set forth in the Articles of Incorporation, of the capital stock of the Corporation existing before the reclassification. The terms of the newly designated Class A, Class N and Class Y shares (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) shall be as set forth in the Articles of Incorporation for the capital stock of the Corporation existing before this reclassification.

         FIFTH: The foregoing reclassification has been approved by a majority of the entire Board of Directors pursuant to authority expressly granted to the Board of Directors by Sections 2-105(a)(9), and 2-208 of the Maryland General Corporation Law, and in Article IX of the Charter of the Corporation.

         SIXTH: The foregoing articles shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.


         IN WITNESS WHEREOF, OPPENHEIMER EQUITY FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on March 14, 2008.


WITNESS:

/s/ Phillip S. Gillespie

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Phillip S. Gillespie, Assistant Secretary



 OPPENHEIMER EQUITY FUND, INC.

      /s/ Robert G. Zack

By:____________________________________________



 Robert G. Zack, Vice President and Secretary




         THE UNDERSIGNED, Vice President of OPPENHEIMER EQUITY FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


/s/ Robert G. Zack
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Robert G. Zack, Vice President and Secretary